Exhibit 99.3
                                                                   ------------

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                           NUMBER ON SUBSTITUTE FORM W-9
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     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.  Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000.  The table below will help determine the number to give the payor.

                                Give the                                              Give the
For this type                   SOCIAL SECURITY           For this type               SOCIAL SECURITY
of account:                     number of -               of account:                 number of -

1.   An individual's            The individual            9.   A valid trust,         The legal entity (do
     account                                                   estate, or             not furnish the
                                                               pension trust          identifying number of
                                                                                      the personal
                                                                                      representative or
                                                                                      trustee unless the
                                                                                      legal entity itself
                                                                                      is not designated in
                                                                                      the account title)(5)

2.   Two or more                The actual owner of       10.  Corporate account      The corporation
     individuals (joint         the account or, if
     account)                   combined funds, the
                                first individual on
                                the account (1)

3.   Husband and wife           The actual owner of       11.  Religious,             The organization
     (joint account)            the account or, if             charitable, or
                                joint funds, either            educational
                                person (1)                     organization

4.   Custodian account of       The minor (2)             12.  Partnership            The partnership
     a minor (Uniform Gift to                                  account held in the
     Minors Act)                                               name of the business

5.   Adult and minor            The adult or, if          13.  Association,           The organization
     (joint account)            the minor is the               club, or other
                                only contributor,              tax-exempt
                                the minor (1)                  organization

6.   Account in the name        The ward, minor, or       14.  A broker or             The broker or nominee
     of guardian or committee   incompetent person             registered nominee
     for a designated           (3)
     ward, minor, or
     incompetent person

7.   a. A revocable savings     The grantor-trustee       15.  Account with the       The public entity
        trust account (in       (1)                            Department of
        which grantor is also                                  Agriculture in the
        trustee)                                               name of a public
                                                               entity (such as a
                                                               State or local
                                                               government, school
                                                               district, or prison)
                                                               that receives
                                                               agricultural program
                                                               payments
     b. Any "trust" account     The actual owner (1)
         that
         is not a legal or
         Valid trust under
         State law

8.   Sole proprietorship        The owner (4)             .
     account

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.
(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

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                                GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                          NUMBER ON SUBSTITUTE FORM W-9
 Obtaining a Number                                          o        Payments made by certain foreign organizations.
                                                             o        Payments made to a nominee.
      If you do not have a taxpayer  identification number
 or  you  do not  know  your  number,  obtain  form  SS-5,        Payments  of  interest  not  generally  subject  to backup
 Application  for  a  Social  Security  Number  Card  (for   withholding include the following:
 resident   individuals),   Form  SS-4,   Application  for
 Employer  Identification  Number (for  businesses and all   o        Payments  of interest on obligations issued by
 other  entities),  Form  W-7 for  International  Taxpayer            individuals. Note: You may be subject to backup
 Identification  Number (for alien individuals required to            withholding if (i) this interest is $600 or more,
 file  U.S.  tax  returns),  at an  office  of the  Social            (ii) the interest is paid in the course of the
 Security Administration or the Internal Revenue Service.             payor's trade or business and (iii) you have not
                                                                      provided your correct taxpayer identification number
      To complete the  Substitute  Form W-9, if you do not            to the payor.
 have a taxpayer  identification  number,  write  "Applied   o        Payments of tax-exempt interest (including
 For" in the space for the taxpayer  identification number            exempt-interest dividends under section 852).
 in Part 1,  sign and date  the  Form,  and give it to the   o        Payments described in section 6049(b)(5) to
 requester.  Generally,  you  will  then  have  60 days to            non-resident aliens.
 obtain a taxpayer  identification  number and  furnish it   o        Payments on tax-free covenant bonds under section
 to the  requester.  If the  requester  does  not  receive            1451.
 your  taxpayer  identification  number  within  60  days,   o        Payments made by certain foreign organizations.
 backup  withholding,  if applicable,  will begin and will   o        Payments made to a nominee.
 continue  until you furnish your taxpayer  identification
 number to the requester.                                    Exempt payees described above should file a Substitute
                                                             Form W-9 to avoid possible erroneous backup withholding.  FILE
 Payees Exempt from Backup Withholding Penalties             THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION
                                                             NUMBER, WRITE "EXEMPT" IN PART 2, SIGN AND DATE THE FORM AND
      Payees specifically exempted from backup               RETURN IT TO THE PAYOR.
 withholding on ALL payments include the following:*
                                                                  Certain payments other than interest, dividends
 o        A corporation.                                     and patronage dividends that are not subject to information
 o        A financial institution.                           reporting are also not subject to backup withholding.
 o        An  organization  exempt from tax under section    For details, see the regulations under sections 6041, 6041A(a),
          501(a), or an individual retirement plan, or a     6045, and 6050A.
          custodial account under section 403(b)(7).
 o        The United States or any agency or                 Privacy Act Notices.  Section 6109 requires most
          instrumentality thereof.                           recipients of dividends, interest or other payments to give
 o        A State, the District of Columbia, a possession    taxpayer identification numbers to payors who must report
          of the United States, or any political             the payments to the IRS.  The IRS uses the numbers for
          subdivision or instrumentality thereof.            identification purposes and to help verify the accuracy of
 o        A foreign government or a political                your tax return.  Payors must be given the numbers whether or
          subdivision, agency or instrumentality thereof.    not recipients are required to file tax returns.  Payors must
 o        An international organization or any agency or     generally withhold the applicable rate from taxable interest,
          instrumentality thereof.                           dividends, and certain other payments to a payee who does not
 o        A registered dealer in securities or               furnish a taxpayer identification number to a payor.  Certain
          or commodities registered in the United            pentalties may also apply.
          States or a possession of the United States.
 o        A real estate investment trust.                    Penalties
 o        A common  trust  fund  operated  by a bank under
          section 584(a).                                         (1) Penalty for Failure to Furnish Taxpayer
 o        An entity registered at all times during the       Identification Number.  If you fail to furnish your taxpayer
          tax year under the Investment Company Act of       identification number to a payor, you are subject to a penalty
          1940.                                              of $50 for each such failure unless your failure is due to
 o        A foreign central bank of issue.                   reasonable cause and not to willful neglect.

 Payments of dividends and patronage dividends not                (2) Civil Penalty for False Statements With Respect to
 generally subject to backup withholding                              Withholding.
 include the following:                                       If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
 o        Payments to nonresident aliens subject to
          withholding under section 1441.                         (3) Criminal Penalty for Falsifying Information.  If you
 o        Payments to partnerships  not engaged in a trade   falsify  certifications or affirmations, you are subject to
          or business in the United States and which have    criminal penalties including fines and/or imprisonment.
          at least one nonresident partner.
 o        Payments of patronage dividends where the          FOR ADDITIONAL  INFORMATION CONTACT YOUR TAX CONSULTANT OR
          amount received is not paid in money.              THE INTERNAL REVENUE SERVICE.


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 * Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder